Exhibit 10.1

                            VIVATO RESELLER AGREEMENT

This Vivato Reseller Agreement (''Agreement") is entered into as of the effective date indicated below (the "Effective Date"), by and between Vivato, Inc., a Delaware corporation, with its principal offices located at 139 Townsend Street, Suite 200 San Francisco, California, 94107 ("Vivato") and the Reseller identified below ("Reseller").

This Agreement consists of this signature sheet, the Terms and Conditions attached hereto ("Terms and Conditions"), the exhibits listed below, and any supplements to the foregoing executed by the parties in accordance with the

Terms  and  Conditions.
Contract  Number
Reseller:  Network  Installations  Corp.
Address:  18  Technology  Dr.  #  140A
Irvine  CA,       92618
Effective  Date:  August  14,  2003
Territory:  California
Exhibits:
A  Vivato  Products  and  Prices
B  Product  Warranty

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers or representatives as of the Effective Date.

          Vivato,  Inc                    RESELLER

          By:  /s/  Gregory  F.  Partalis        By:  /s/  Michael  Cummings
          Name:  Gregory  F  Partalis          Name:  Michael  Cummings
          Title:  Vic  President               Title:  CEO

     Initial  Address  for  Notice:

          Vivato                         Network  Installations
          12610  E  Mirabeau  Pkwy,  Ste 900          18 Technology  Drive, 140A
          Spokane,  WA  99216               Irvine,  CA  92618
          Attn:  Tanis  Hoffman               Attn:  Michael  Cummings
          Fax:   1-509-343-6020               Fax  949-753-7499

TERMS  AND  CONDITIONS

1.  DEFINITIONS

Capitalized terms in this Agreement including those in the Exhibit, have the meanings
set  forth  below  or  defined  elsewhere   in this Agreement. All references to
Sections  and  Exhibits
in this Agreement are to Sections and Exhibits attached to this Agreement, "Acknowledged Shipping Date" is defined in Section 3.2.
"Confidential  Information"  is  defined  in  Section  8.1.
"Co-op  Funds"  is  defined  in  Section  5.4.
"Days"  shall  mean  calendar  days.
"Discloser"  is  defined  in  Section  8.2.
"End  User"  shall  mean  a  person or entity that acquires the right to use the
Vivato
Product from Reseller for that person or entity's own personal or internal business use solely in the Territory, and not for distribution, resale or other purposes. "Force Majeure Event" is defined in Section 14.2.
"Point  of  Sale  Reports"  is  defined  in  Section  5.2
"Product Warranty"   shall mean Vivato's product warranty for the Vivato Product as  set
forth in Exhibit B, as amended by Vivato from time to time. "Recipient" is defined in Section 8.2.
"Renewal  Term"  is  defined  in  Section  13.1.
"Required  Disclosure"  is  defined  in  Section  8.3.
"Reseller  Committed  Revenue"  is  defined  in  Section  4.2.
"Term"  is  defined  in  Section  13.1.
"Territory" shall mean the geographical location(s) specified on the signature sheet in which Reseller will be allowed to distribute the Vivato Products in accordance with this
Agreement.
"Vivato Product" shall mean those items as further specified in Exhibit A, including the
Vivato  Software.
"Vivato Software" shall mean the Vivato Operating System that includes Vivato Vision
GUI, command line interface application, and Rouge AP Detection, and the Vivato Integrated


Site Survey Application and any updates, modifications or additional software module thereto that Vivato may provide as a part of the Vivato Product to Reseller under this Agreement.
"Vivato  Trademarks"  is  defined  in  Section  2.2.

2.  Appointment  AND  LICENSE

2.1  Appointment  and  License  Grant.
(a) License Grant. Subject to the terms and conditions of this Agreement, Vivato hereby appoints Reseller as a nonexclusive reseller of Vivato products in the Territory and grants to Reseller a nontransferable and nonexclusive license during the Term to resell

(b) License Restrictions. Reseller shall not use modify, create derivative works of, make. have made, display, perform, reproduce, distribute, sell, sublicense or otherwise exploit the Vivato Products in any way for any purpose except as expressly permitted under this Agreement. For the purpose of protecting Vivato's trade secrets, Reseller shall not disassemble, decompile, or reverse enginner any part of the Vivato Software or Vivato Products.

2.2  Trademark  License  and  Usage.

(a) Trademark License. Reseller shall use any name, logo and trademark of Vivato used by Vivato to identify Vivato Products that Vivato provides to Reseller under this Agreement (the "Vivato Trademarks") solely in the Territory and solely in connection with the distribution of Vivato Products under the terms of this Agreement, provided that any use of any Vivato Trademark shall be subject to Vivato's prior written approval and be in accordance with Vivato's then current usage guidelines for such Vivato Trademark. In the event that Vivato notifies Reseller that Reseller has failed to comply with the; usage guidelines for any Vivato trademark, Reseller shall immediately suspend all use of the applicable Vivato trademark until such non-compliance has been corrected. Vivato may modify the Vivato trademarks from time to time. Upon notice from Vivato to Reseller of any modification to the Vivato trademarks. Reseller shall use such modified Vivato trademarks and immediately cease any use of the Vivato Trademarks previously provided to Reseller.

(b) Trademark Restrictions. Reseller hereby acknowledges and agrees that (i) the Vivato Trademarks are owned solely and exclusively by Vivato or its affiliates; (ii) Reseller has no rights, title or interest in or to the Vivato Trademarks; (iii) Reseller shall not contest Vivato's ownership of or rights in the Vivato Trademarks (iv) all use of the Vivato Trademarks by Reseller will inure to the benefit of Vivato and its affiliates; (v) Reseller agrees not to apply for registration of the Vivato Trademark (or any mark confusingly similar thereto) anywhere in the world; (vi) Reseller agrees that it will not engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of Vivato or of any Vivato Trademarks; and (vii) Reseller may not sublicense, transfer or assign Vivato Trademarks.


3.  ORDER  AND  DELIVERY

3.1 Forecasts. During the Term, Reseller shall submit to Vivato, three months in advance on an ongoing basis, a rolling monthly forecast of its quantity requirements for Vivato Products. Reseller shall submit the first such forecast with ten (10) Days of the Effective Date.
3.2 Direct Order and Acceptance. To order Vivato Products, Reseller shall provide Vivato with purchase orders via mail, facsimile, or electronic mail. Each purchase order shall specify the bill-to address, ship-to address, quantity and description of each Vivato Product ordered, the unit price for each Vivato Product as specified in this Agreement, the requested ship date (which shall be not more than 180 Days after date of the purchase order), the preferred means of delivery, and tax exempt certifications, if any. Each purchase order placed by Reseller shall be governed by the terms of this Agreement, and any terms set forth in Reseller's purchase orders that are additional to or inconsistent with this Agreement shall be deemed stricken from such purchase order. Each purchase order for Vivato Products shall be subject to Vivato's acceptance and upon acceptance; Vivato will confirm the order and the shipping date with Reseller ("Acknowledged Shipping Date").

3.3 Reschedule or Cancellation of Direct Order. Reseller has a one time right to reschedule all or any portion of a purchase order that has been accepted by Vivato, provided that such rescheduling request is made at least sixty (60) Days prior to the Acknowledged Shipping Date for that order. Reseller may cancel all or any portion of an unshipped purchase order provided that such request is made at least ninety (90) Days prior to the Acknowledged Shipping Date for that order and Rescller pays Vivato a cancellation charge equal to twenty-five percent (25%) of the then current list price of the Vivato Product ordered.
3.4 Delivery. Vivato shall use commercially reasonable efforts to promptly fill (by full or partial shipment) Reseller's purchase orders for Vivato Products accepted by Vivato, subject to Vivato's shipping schedule, access to supplies on acceptable terms and allocation of available products and capacity among Vivato customers. Vivato will use commercially reasonable efforts to notify Reseller from time to time of Vivato's then average lead time. Vivato will use commercially reasonable efforts to meet the Acknowledged Shipping Date, but in no event shall Vivato be liable for failure to meet such schedule. H Reseller is late in payment or is otherwise in default under this Agreement, Vivato shall be entitled to withhold or delay shipment of any order of Vivato Products, in addition to any other remedies Vivato may have under this Agreement. Vivato Products shall be delivered F.O.B. Spokane, Washington, or at a Vivato manufacturing location as may be identified from time to time. Title to the media containing Vivato Products and the risk of loss shall pass from Vivato to Reseller upon delivery, at Vivato's designated shipping point. Vivato shall package Vivato Products in Vivato's customary manner but will use commercially reasonable efforts to provide special packaging at Reseller's written request and expense. Vivato shall select the forwarders, brokers. transportation suppliers and insurance carriers; provided that if Reseller has previously notified Vivato of preferred forwarder, brokers, transportation suppliers and insurance carriers, Vivato shall use commercially reasonable efforts to use such preferred entities. Reseller shall pay, or reimburse Vivato, for all freight and insurance charges.

3.5 Modifications. Vivato reserves the right to modify Vivato Products from time to time upon thirty (30) Days written notice to Reseller. Vivato may, upon ninety (90) Days written notice to Reseller, discontinue the manufacture or sell of any Vivato Product.

3.6 Value Added DIstributor Order. Reseller may also purchase directly from Vivato's Value Added Distributor in Territory, if such exists. Reschedule, cancellation and delivery order terms will be determined directly between Reseller and Vivato's Value Added Distributor.

4.  FEES  AND  PAYMENT

4.1  Fees.

(8) Vivato Products. For each Vivato Product ordered by Reseller under the terms of this Agreement. Reseller shall pay Vivato the V AR Price specified in Exhibit
A. Vivato's current list price for the Vivato Products is set forth in Exhibit A and may be modified by Vivato at its sole discretion.
4.2 Discount. Vivato will offer Vivato Channel Partners either a 32% or 30% discount off current list price for the term of this Agreement as long as Reseller generates $l2SK per quarter as an Elite Partner (32% discount) or $50K per quarter as an Advantage Partner (30% discount) from the Territory.

4.3 Payment. All payments under this Agreement shall be in U.S. dollars, shall be invoiced upon shipment, and shall be due within thirty (30) Days from the date of invoice. Any late payment of fees due to Vivato under this Agreement shall bear interest at the .rate of 1.5% per month (18% per annum based on a calendar year of 360 Days) or, if lower, the highest rate allowed by law. Vivato reserves the right to require payment in advance or payment secured by letters of credit. Vivato also reserves the right to demand payment in full prior to shipment of any order in the case of Reseller's prior payment delinquency.
4.4 Taxes. Reseller shall be responsible for all sales taxes. use taxes, withholding taxes. value added taxes, import and export taxes and any other similar taxes imposed by any United States' federal, state, provincial or local governmental entity or any government entity in the Territory on the transactions contemplated by this Agreement, excluding taxes based on Vivato's net income. When Vivato has the legal obligation to payor collect such taxes, the appropriate amount shall be invoiced to and paid by Reseller unless Reseller provides Vivato with a valid tax exemption certificate authorized by the appropriate taxing authority.

5.

SALES  AND  MARKETING

5.1 Relationship Manager. Each party shall designate an individual to serve as the single point of contact for all business activities. The Vivato point of contact will work with the Reseller to develop a work plan. including, but not limited to, sales forecasts, seminars, training, Point of Sale Reports and promotional obligations.

5.2 Point of Sale Information. Reseller shall provide periodic written or electronic Point of Sale Reports ("Point of Sale Reports") indicating the bid-to address, ship-to address, quantity and description of each Vivato Product ordered, including model numbers. Nothing in this Agreement may restrict Vivato's use of the Point of Sale Information for market analysis, information processing, and marketing and product maintenance purposes.

5.3 Promotional Obligations During the Term of this Agreement. Reseller shall actively promote and market the Vivato Products in the Territory. After the Effective Date, Reseller shall promptly include the Vivato Products in Reseller's catalogs and other promotional materials and identify them as the products of Vivato being marketed by Reseller. Reseller shall keep Vivato informed of relevant market trends, customer needs, competitive activity, economic and regulatory conditions in the Territory and Reseller's distribution and inventory of the Vivato Product. Vivato reserves the right to review Reseller's sales strategies and reasonably require adequately trained and focused sales personnel selling the Vivato Products as a condition to continuing Reseller's appointment.

5.4 Co-op Advertising Program. To assist the Reseller in advertising and promoting Vivato Products, Vivato shall accrue into a special advertising fund one and one-half percent (1.5%) of sales dollars based upon monthly Point of Sale Reports provided by Reseller to Vivato ("Co-op Funds"). Amounts in such Co-op Funds shall be disbursed to Reseller to reimburse it for 100% of demonstrated and pre-approved advertising and promotional expenses incurred by Reseller in connection with the advertising and promotion of Vivato Products. Unused Co-op Funds at the end of each calendar year, or at the time of termination of this Agreement for any reason, will be lost and neither refunded nor applicable to future years. Except as expressly set forth herein, Reseller shall be solely responsible for all costs and expenses related to the advertising, marketing, promotion and distribution of the Vivato Products.

5.5 Sales Support. Vivato shall provide commercially reasonable amounts of pre-sales support to Reseller's sales organization. Vivato will support Reseller's sales activities on a best efforts basis.

5.6 Marketing Materials. Upon Reseller's request, Vivato shall provide Reseller with reasonable amounts of marketing materials in English in hardcopy and, as available, in electronic version. Reseller hereby agrees to only use sales and marketing materials that accurately describe the Vi vam Products.

S.7 Customer Service. Reseller shall provide first line customer service and shall maintain manpower, facilities, and inventory of the Vivato Products to ensure prompt handling of inquiries, orders, and shipments for Vivato Products in order to provide good customer service and marketing coverage in the Territory. Reseller shall not make any representations or warranties regarding the Vivato Products which are in addition to or different than the Product Warranty.

5.8 Business Practices. Reseller shall (i) conduct business in a manner that reflects favorably at all times on the Vivato Products and Vivato's goodwill and reputation. (ii) avoid deceptive, misleading, illegal and unethical practices in connection with marketing and distributing Vivato Products, and (iii) make no false or misleading representations with regard to Vivato or Vivato Products.

6.  SUPPORT  AND  MAINTENANCE

6.1 Technical Support. Reseller shall be responsible, at its expense for providing technical training, installation and technical support to End Users. Vivato shall not be responsible for providing any support directly to End Users. Vivato will provide Reseller with reasonable secondary support via telephone from Monday through Friday during the hours of 9:00am and 5:00pm, Pacific Time, at Vivato's technical assistance center at the telephone number 1-415-946-3290.

6.2 Required Training. Vivato shall have sales training instructors train Reseller's sales and technical teams. Reseller shall arrange to annually have a minimum of two (2) qualified salespeople attend the Vivato sales training program at Reseller's cost
6.3 Software Updates. Vivato shall provide Reseller software updates if required and Reseller shall distribute such updates to End Users promptly after receipt of such updates from Vivato.

6.4 Additional Support and Maintenance Services. Vivato may provide Reseller additional maintenance services, if any, in accordance with the terms specified in a separate Support and Maintenance Agreement.

7.  PROPRIETARY  RIGHTS

Rescller acknowledges and agrees that as between Reseller and Vivato, Vivato owns all right, title and interest in and to the Vivato Products and Vivato Software, and all copyright, trade secret, trademark, patent and other intellectual property rights therein. Vivato reserves all right, title and interests in and to the Vivato Products and Vivato Software and, except for the licenses expressly granted in this Agreement, no right, title, ownership, interest or license in or to the Vivato Products or Vivato Software, whether by implication, estoppel or otherwise is granted, assigned or transferred to Reseller under or in connection with this Agreement. Reseller shall promptly notify Vivato in writing upon its discovery of any unauthorized use of the Vivato Products or Vivato Software or infringement of the proprietary rights therein. Reseller shall not distribute or license any Vivato Products or Vivato Software to any person or entity that Vivato has notified Reseller in writing as being involved in potential unauthorized use of any Vivato Products, Vivato Software, or infringement of the proprietary rights therein.

8.  CONFIDENTIALITY

8.1 Cont1dent1al Information. The parties acknowledge that they have received or may receive confidential information relating to the other party's products; concepts, inventions and technology relating to such products; product. business and financial plans; customer lists and information and trade secrets in connection with the performance of this Agreement that should be reasonably understood by the recipient as the proprietary and confidential information of the Discloser ("Confidential Information"). Confidential Information shall not include any information which: (i) is or falls into the public domain without fault of the receiving party; or (ii) the receiving party can show was in its possession prior to receipt thereof from the disclosing party; or (ill) the receiving party receives from a third party with no obligation of confidence to the disclosing party; or (iv) the receiving party independently develops without benefit of any Confidential Information of the disclosing party.

8.2 Use of Conftdentfal Information. Except as' (i) expressly permitted or required in carrying out this Agreement or (ii) required by law or by any competent government authority, or (iii) such limited disclosures in confidence as may be reasonably necessary to either party's attorneys and accountants, the receiving party of any Confidential Information ("Recipient") disclosed by a disclosing party ("Discloser") shall not use such Confidential Information or disclose such Confidential Information to any third party, either during the term of this Agreement or thereafter, without the prior written consent of Discloser. Thus, Recipient shall use the Confidential Information of the Discloser only to perform its obligations under this Agreement and to the extent permitted in the licenses granted hereunder. Recipient's duty to protect Confidential Information commences upon receipt of the Confidential Information.
8.3 Required Disclosure. Nothing in this Agreement shall prohibit either party from disclosing Confidential Information of the other party if legally required to do so by judicial or governmental order or by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process in a judicial or governmental proceeding ("Required Disclosure"); provided that the disclosing party shall (i) give the other party prompt notice of such Required Disclosure prior to disclosure, (ii) cooperate with the other party in the event that it elects to contest such disclosure or seek a protective order with respect thereto and (ill) in any event only disclose the exact Confidential Information, or portion thereof, specifically requested by the Required Disclosure.

8.4 Ownership of Confidential Information. All Confidential Information shall remain the property of the respective Discloser and shall be returned to the owner thereof upon written request or termination of this Agreement for any reason.

9.  PUBLICITY

The parties shall mutua11y agree on any press release announcing this business relationship. The specific terms of this Agreement shall not be disclosed by either party to any third party without the prior written approval of the other party except (i) as may be required by law or by any competent government authority, or (ii) such limited disclosures in confidence as may be reasonably necessary to either party's bankers, investors or potential investors, attorneys and accountants. During the term of this Agreement, Vivato shall have the right to identify Reseller in any customer list or marketing materials as a reseller of Vivato Products, and Reseller shall have the right to identify itself as an authorized Reseller of the Vivato Products.

10.  REPRESENTATIONS  AND  WARRANTIES

10.1 By Reseller. Reseller makes the following representation and warranties to Vivato, each of which is true and correct on the date hereof and shall continue to be true and correct at all times during the term of this Agreement, and hereby covenants as follows:
(a) Organization, Standing and Power. Reseller has all requisite corporate power and authority to execute, deliver and perform this Agreement and any other agreements contemplated hereby and to consummate the transactions contemplated hereby.

(b) No Conflicting Agreements. Reseller is not currently obligated nor will it assume any future obligation under any contract (including without limitation any license, covenant or commitment of any nature) or other agreement, instrument or arrangement that could conflict with its obligations under this Agreement

(c) Compliance with Law. Reseller will comply with all applicable Jaws, statutes, rules, regulations and ordinances of the Territory including, but not limited to, all filings, registrations type approvals, foreign exchange approvals, fair trade approvals, and customs clearance with respect to the distribution of Vivato Products and Reseller's performance under this Agreement and will obtain all necessary approvals and permits in the Territory to distribute Vivato Products and perform its obligations under this Agreement. Reseller represents that the provisions of this Agreement. and the rights and obligations of the parties hereunder, are enforceable under the laws of the countries or subdivisions thereof within the Territory.
(d) Product Warranty. Reseller represents and warrants that it will not make any representation, guarantee or warranty of any kind with respect to Vivato
Products in addition to or different from the Product Warranty, except as expressly authorized in writing by Vivato.

10.2 By Vivato. Vivato makes the following representation and warranties to Reseller, each of which is true and correct on the date hereof and shall continue to be true and correct at all times during the term of this Agreement, and hereby covenants as follows:
(a) Organization, Standing and Power. Vivato has all requisite corporate power and authority to execute, deliver and perform this Agreement and any other agreements contemplated hereby and to consummate the transactions contemplated hereby.

(c) Product Warranty. Vivato provides the Product Warranty to the Reseller. The remedies set forth in the Product Warranty shall be Reseller's sole remedy in the event of Vivato's breach of the Product Warranty.

10.3 Disclaimer. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT, VIV A TO DOES NOT MAKE ANY WARRANTIES WHATSOEVER WITH RESPECT TO VIVATO PRODUCTS OR VIVA TO SOFTWARE PROVIDED UNDERTIUS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE OR NON--INFRINGEMENT OF THIRD PARTY RIGHTS. ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. VIVATO DOES NOT WARRANT THAT THE VIVATO PRODUCTS OR VIVATO SOFTWARE ARE ERROR-FREE OR THAT OPERATION OF THE VIVA TO PRODUERS OR VIVA TO SOFTWARE WILL BE SECURE OR UNINTERRUPI'BD AND VN ATO HEREBY DISCLAIMS ANY AND
ALL  LIABILITY  ON  ACCOUNT  THEREOF.

11.  LIMITATION  OF  LIABILITY

EXCEPT FOR A BREACH OF SECTION 8, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES OR COSTS HOWSOEVER ARISING OUT OF OR RELATED TO THIS AGREEMENT, WHETHER OR NOT E1THBR PARTY HAS BEEN ADVISED OF THE POSSBILITY OF SUCH DAMAGES OR COSTS. VIVATO'S AGGREGATE LIABILITY TO RESELLER UNDER THIS AGREEMENT SHALL NOT EXCEED FEES RECEIVED BY VIVATO FROM RESELLER UNDER TH1S AGREEMENT. RESELLER'S SOLE AND EXCLUSIVE REMEDY FOR INFRINGEMENT IS PROVIDED IN
SECTION  12.2.

12.  INDEMNIFICATION

12.1 Indemnification by Vivato. Vivato at its own expense shall indemnify, defend and hold Reseller free and harmless from any and all claims, damages, losses, costs, actions and expenses, including attorneys' and experts' fees, arising from any claim or contention that any Vivato Product infringes any United States patent, Berne Convention copyright in the Territory or misappropriates any trade secret protected under the laws of the Territory.
Reseller shall (1) give Vivato prompt written notice of any such claim, suit, expense or the like, (2) permit Vivato to defend or settle any such claim, suit or the like, provided, however, that (a) Vivato shall not enter into any settlement agreement that would result in any admission by Reseller or payment by Reseller without Reseller's prior written consent and (b) Reseller may at its election participate in the defense of such claim, suit or the like through separate counsel at its own expense, and (3) provide Vivato all reasonable assistance (at the expense of Reseller) in connection with the defense or settlement of any such claim, suit or the like.

12.2 Alternatives. Should any Vivato Product become, or in Vivato's opinion likely to become, the subject of a claim for which Vivato is required to indemnify pursuant to Section 12.1, Vivato may, at its discretion, (i) obtain for Reseller, at no additional cost to Reseller, the right to continue distributing the Vivato Products under this Agreement; (ii) modify or replace the infringing part of the Vivato Products, at no additional cost to Reseller, to avoid such claim, or (Hi) if neither (i) or (ii) is commercially feasible, terminate this Agreement. THIS SECTION 12.2 STATES VIVATO'S ENTIRE LIABILITY AND RESELLER'S EXCLUSIVE REMEDY FOR ANY CLAIMED, POTENTIAL OR ACTUAL INFRINGEMENT.

12.3 Exclusions. Notwithstanding the foregoing, Vivato shall have no obligation under Section 12.1 for any claims to the extent resulting from (i) modifications or alternations of the Vivato Products made by or for Reseller or any other party that were not provided or authorized by Vivato in writing; (ii) use outside the scope of the licenses granted hereunder, (Hi) use of a superseded or previous version of the Vivato Product or Vivato Software if infringement would have been avoided by the use of an update which Vivato made available to Reseller, or (iv) use of the Vivato Products in combination with any other software, hardware or products not supplied by Vivato.
12.4 Indemnification by Reseller. Reseller at its own expense shall indemnify, defend and hold Vivato free and harmless from any and all claims, damages, losses, costs, actions and expenses, including attorneys' and experts' fees, arising from (i) any breach of Reseller's representations or warranties or covenants under this Agreement, (ii) any claim related to or arising from Reseller's distribution of the Vivato Products under this Agreement, or (iii) any claim resulting from the exclusions specified in Section 12.3. Vivato shall
(1) give Reseller prompt written notice of any such claim, suit, expense or the like, (2) permit Reseller to defend or settle any such claim, suit or dIe like, provided, however, that (a) Reseller shall not enter into any settlement agreement that would result in any admission by Vivato or payment by Vivato without Vivato's prior written consent and (b) Vivato may at its election participate in the defense of such claim, suit or the like through separate counsel at its own expense, and (3) provide Reseller all reasonable assistance (at the expense of Vivato) in connection with the defense or settlement of any such claim, suit or the like.

13.  TERM  AND  TERMINATION

13.1 Term. This Agreement shall commence as of the Effective Date and shall continue for one (1) year (the "Term"). After the Initial Term, this Agreement shall automatically renew for successive one (1) year periods (each a "Renewal Term" or collectively, the 'Term") unless either party notifies the other party of its decision not to renew the tcrm of this Agreement at least thirty (30) Days prior to the end of the then current Term.
13.2  Termination.  This  Agreement  may  be  terminated  as  follows:

(8) by either Vivato or Reseller upon thirty (30) Days prior notice for any material default or breach of any of the material terms and conditions of this Agreement by the other party, unless the defaulting party has cured such failure or default within such 30-day period;

(b) by either party immediately upon notice, if (i) the other party is subject to a bankruptcy proceeding, whether voluntary or involuntary, which is not dismissed within sixty (60) Days or makes an assignment for the benefit of creditors. or if a receiver, liquidation. administrator or trustee is appointed for such party's affairs or any analogous procedure is initiated and not dismissed within sixty (60) Days or (ii) the other party is dissolved;
(c)  by  the  parties  upon  mutual  written  agreement;  and

(d)  as  permitted  by  Sections  12.2  or  14.2.

13.3 Effect of Termination. Upon the termination or expiration of this Agreement, Reseller shall immediately cease all distribution of the Vivato Products, cease all use of the Vivato Trademarks and pay Vivato all fees payable under Section 4. The provisions of Sections I, 4.3, 7, 8, 10. 11, 12 and 14 shall survive the termination of this Agreement and remain effective.

14.  GENERAL  PROVISIONS

14.1 Notices. Unless otherwise provided in this Agreement, all notices permitted or required under this Agreement shall be in writing and shall be delivered personally. sent by first class prepaid mail with return receipt requested, or sent by express delivery service to the other party at the address set forth on the signature page or such other address as specified by the other party in accordance with this section.

     14.2 Foree Majeure. Except for payments of amounts owed or as otherwise set forth in this Agreement, a party will not be deemed to have materially breached this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, terrorism, shortage of materials or supplies beyond the reasonable control of such party, strike, labor dispute or walkout, or any other cause beyond the reasonable control of a party. (a "Force M4ieure Event"); provided that the party whose performance is delayed or prevented promptly notifies the other party of the nature and duration of the force majeure event and uses commercially reasonable efforts to overcome the difficulties created thereby and resumes performance of its obligations as soon as practicable. If the period of non-performance exceed sixty (60) Days from the receipt of notice of the force majeure event. the party whose ability to perform has not been affected may terminate this Agreement
14.3 No Assignment. Reseller shall not assign. transfer or pledge this Agreement. or any interest, license or rights of any kind herein. in any manner whether voluntarily or by operation of law. without the prior written consent of Vivato. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

14.4 Independent Contractors. In performing this Agreement, each of the parties will operate as, and have the status of an independent contractor. This Agreement does not create any agency, employment, partnership, joint venture, franchise or other similar or special relationship between the parties. Neither party will have the right or authority to assume or create any obligations or to make any representations, warranties or commitments on behalf of the other party or its affiliates, whether express or implied, or to bind the other party or its affiliates in any respect whatsoever.

14.5 Export Control. Each party acknowledges that technical information and products provided under this Agreement may be subject to United States, Territory and other governments' export laws and regulations, and any use or transfer of that technical information or product must be permitted or authorized under those regulations. Each party shall be responsible for ensuring that it complies with all laws and regulations of the United States and other applicable governments relating to the export or import of technical information or technical data or products made using technical information or technical data or products received from the other party under this Agreement.
14.6 U.s. Government End Users. If the Vivato Software as incorporated in the Vivato Products is acquired by or on behalf of a unit or agency of the United States government, this provision applies. The Vivato Software is (a) existing computer software. and was developed at private expense. (b) is a trade secret of Vivato for all purposes of the Freedom of Information Act, (c) is "commercial computer software" subject to limited utilization as expressly stated in this Agreement, (d) in all respects is proprietary data belonging to Vivato. and (e) is unpublished and all rights are reserved under the copyright law of the United States. For civilian agencies and entities acquiring Software under a GSA Schedule. Software is licensed only with "Restricted Rights" and use. reproduction or disclosure is subject to restrictions set forth in subparagraph
(a) through (d) of the Commercial Computer Software - Restricted Rights clause at 52.227-19 of the Federal Acquisition Regulations and its successors. For units of the Department of Defense (DOD), this Software is licensed only with "Restricted Rights" and use, duplication, or disclosure is subject to restrictions as set forth in subdivision (c)(l)(ii) of the Rights in Technical Data and Computer Software clause at 252.227-7013 of the DOD Supplement to the Federal Acquisition Regulations and its successors.

14.7 Foreign Corrupt Practices Act. In conformance with the United States Foreign Corrupt Practices Act, Reseller shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift. promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory or the United States government (including a decision not to act) or inducing such a' person to use his influence to affect any such governmental act or decision in order to assist Reseller in obtaining, retaining or directing any business.
14.8 Choice of Law. This Agreement shall be governed by and construed under and the legal relations between the parties hereto shall be determined in accordance with, the laws of the State of California, without giving effect to such state's conflicts of law principles, and the United States of America. The parties agree that the United Nations Convention on Conflicts for the International Sale of Goods is specifically excluded from application to this Agreement.

14.9 Injunctive Reseller. Reseller acknowledges and agrees that breach of its obligations under this agreement may cause irreparable harm for which recovery of money damages would be inadequate, and Vivato shall therefore be entitled to obtain timely injunctive relief to protect its rights under this Agreement. in addition to any and all remedies available to Vivato in equity and at law.
14.10 Attorneys' Fees. The prevailing party in any action brought in connection with this Agreement shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party.

14.11 Severability. If any provision of this Agreement or portion thereof is determined by a court of competent jurisdiction or declared under any law. rule or regulation of any government having jurisdiction over the parties hereto, to be invalid, illegal or otherwise unenforceable, then such provision will, to the extent permitted by the court or government not be voided but will instead be construed to give effect to its intent to the maximum extent permissible under applicable law and the remainder of this Agreement will remain in full force and effect according to its terms.

14.12 Modification. No supplement, modification or amendment to this Agreement shall be binding unless evidenced by a writing signed by the party against whom it is sought to be enforced. Any terms and conditions in any purchase order or other instrument issued by Reseller in connection with this Agreement which are additional to or inconsistent with this Agreement shall not be binding on Vivato. From time to time the parties may agree to modify or amend the signature sheet or the exhibits of this Agreement to reflect, for example, updated or additional information. In such event. Vivato shall furnish to Reseller a supplement to the signature page or the applicable exhibit of this Agreement which shall reflect such agreement Upon its execution by both parties. such supplement shall, as provided herein. amend the information contained on the signature sheet or the applicable exhibit of this Agreement. References in this Agreement to information contained on the signature sheet or exhibits of this Agreement shall mean such information as amended by any supplement thereto executed by the parties in accordance with this section.

4.13 Waiver. No waiver of any provision or consent to any action shall constitute a waiver of any other provision or consent to any other action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver in the future except to the extent specifically set forth in writing. Any waiver given by a party shall be null and void if the party requesting such waiver has not provided a full and complete disclosure of all material facts relevant to the waiver requested. No waiver shall be binding unless executed in writing by the party making the waiver.

14.14 Entire Agreement. This Agreement, including the Exhibits attached hereto, constitutes the entire agreement of the parties concerning its subject matter and supersedes any and all prior or contemporaneous, written or oral negotiations. correspondence, understandings and agreements between the parties respecting the subject matter of this Agreement.

14.15 Execution; Counterparts. This Agreement shall not be binding in whole or in part upon the parties unless and until duly executed by or on behalf of both parties hereto, in which event this Agreement shall be effective as of the Effective Date. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument enforceable in accordance with its terms and all of which shall constitute but one and the same agreement of the parties.

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